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                                                                     EXHIBIT 1.1

                                35,000,000 SHARES

                              CELANESE CORPORATION

                SERIES A COMMON STOCK, PAR VALUE $.0001 PER SHARE

                             UNDERWRITING AGREEMENT

May 9, 2006
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                                                                     May 9, 2006

Goldman, Sachs & Co.,
85 Broad Street
New York, NY 10004

Dear Sirs and Mesdames:

      Blackstone Capital Partners (Cayman) Ltd. 1 ("BCP 1"), Blackstone Capital Partners (Cayman) Ltd. 2 ("BCP 2"), Blackstone Capital Partners (Cayman) Ltd. 3 ("BCP 3" and together with BCP 1 and BCP 2, the "BCP SELLING STOCKHOLDERS") and BA Capital Investors Sidecar Fund, L.P. ("BACI" and together with the BCP Selling Stockholders, the "SELLING STOCKHOLDERS") propose to sell you, as Underwriter (the "UNDERWRITER") an aggregate of 35,000,000 shares (the "FIRM SHARES") of the Series A Common Stock, par value $.0001 per share of Celanese Corporation, a Delaware corporation (the "COMPANY"), as set forth in Schedule I hereto. The Selling Stockholders also propose to sell you up to an aggregate of 5,250,000 shares of the Series A Common Stock, par value $.0001 per share (the "ADDITIONAL SHARES") of the Company, as set forth in Schedule I hereto, if and to the extent that you shall have determined to exercise the right to purchase such shares of common stock granted to you in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The outstanding shares of the Series A Common Stock, par value $.0001 per share, of the Company, including the Shares, are hereinafter referred to as the "COMMON STOCK."

      The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (registration No. 333-133934, including a prospectus, relating to the Shares. The registration statement, as amended to the Applicable Time (as defined below), including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; and the related prospectus included in the Registration Statement in the form first used to confirm sales of Shares is hereinafter referred to as the "BASIC PROSPECTUS." The Basic Prospectus, as supplemented by the prospectus supplement, dated May 9, 2006, in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriter by the Company to meet the requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the "PROSPECTUS," and the term "PRELIMINARY prospectus" means any preliminary form of the Prospectus. For the purposes of this agreement "FREE WRITING PROSPECTUS" has the meaning set forth in Rule 405 under the Securities Act and "TIME OF SALE PROSPECTUS" means the preliminary prospectus together with the free writing prospectus, if any, each identified in
Schedule II hereto. As used herein, the terms "Registration Statement," "Basic Prospectus," "preliminary
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prospectus," "Time of Sale Prospectus" and "Prospectus" shall include the documents, if any, incorporated by reference therein. The terms "SUPPLEMENT," "AMENDMENT," and "AMEND" as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), that are deemed to be incorporated by reference therein. "APPLICABLE TIME" means 11:00 pm (Eastern time) on the date of this Agreement.

      1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Underwriter that:

            (a) The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities
      Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

            (b) The Company is not an "ineligible issuer" in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

            (c) (i) The Registration Statement, when it became effective and as of the Applicable Time, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or

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      supplemented, if applicable, will comply in all material respects with the
      Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the Applicable Time and at the Closing Date (as defined in Section 5), the
      Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon (A) information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, (B) the BCP Selling Stockholders Information (as defined below) or (C) the BACI Information (as defined below).

            (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction where such qualification is required, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and each of its direct and indirect subsidiaries, taken together as a whole (a "MATERIAL ADVERSE EFFECT"), and the Company has the power and authority to execute, deliver and perform its obligations hereunder and under each agreement or instrument contemplated hereby to which it is or will be a party.

            (e) Each significant subsidiary (as such term is defined in Rule 405 under the Securities Act) of the Company has been duly incorporated or formed, as the case may be, is validly existing as a corporation, partnership, limited liability company or exempted company in good standing (or if applicable, in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, has the corporate, limited liability company or partnership, as the case may be, power and authority to own its property and assets and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction where such

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      qualification is required, except to the extent that the failure to be so incorporated or formed, as the case may be, or existing, to have such power and authority or to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect; all of the issued shares of capital stock of each significant subsidiary of the Company that are owned by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company, free and clear of all liens, encumbrances, equities or claims except liens, encumbrances, equities or claims created pursuant to the floating rate term loan and the senior secured credit facilities described in the Time of Sale Prospectus or otherwise as described in the Time of Sale Prospectus.

            (f) This Agreement has been duly authorized, executed and delivered by the Company.

            (g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus under the heading "Description of Capital Stock."

            (h) The shares of Common Stock currently outstanding (including the Shares) have been duly authorized and are validly issued, fully paid and non-assessable.

            (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (A) the certificate or articles of incorporation or by-laws of the Company, (B) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company, (C) any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, except, in the case of clauses (B) and (C), such contraventions as would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

            (j) There has not occurred any material adverse change, or any development which would reasonably be likely to involve a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

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            (k)   There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject, other than proceedings described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and proceedings that would not reasonably be expected to have a Material Adverse Effect.

            (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

            (m) The Company is not, and after giving effect to the offering and sale of the Shares as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            (n) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently conducted and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except (A) where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or (B) as described in the Time of Sale Prospectus.

            (o) Except as described in the Time of Sale Prospectus, the Company is not obligated to take any action or incur any costs to comply with, and neither the Company nor any of its subsidiaries has any liabilities under, applicable Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (p) Except as disclosed in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and

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      any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

            (q) Except as disclosed in the Time of Sale Prospectus, the Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for inventory is compared with existing inventories at reasonable intervals and appropriate action is taken with respect to any differences.

      2. Representations and Warranties of Each Selling Stockholder. Except with respect to Section 2(e) which will apply only to BCP Selling Stockholders and Section 2(f) which will apply only to BACI, each Selling Stockholder, severally and not jointly, represents and warrants to and agrees with the Underwriter that:

            (a) This Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

            (b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement will not contravene (A) the organizational documents of such Selling Stockholder, (B) any agreement or other instrument binding upon such Selling Stockholder that is material to such Selling Stockholder, (C) any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, except, in the case of clauses (B) and (C), such contraventions as would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required for the performance by such Selling Stockholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

            (c) Such Selling Stockholder has, and on the Closing Date (as defined below) will have, valid title to, or a valid "security entitlement" within the meaning of Section 8-501 of the New York Uniform

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      Commercial Code (the "UCC") in respect of, the Shares to be sold by such
      Selling Stockholder, free and clear of all security interests, claims, liens, equities or other encumbrances, and has the legal right and power, and all authorization and approval required by law, to enter into this Agreement, and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a security entitlement in respect of such Shares.

            (d) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriter, to Cede & Co. ("CEDE") or such other nominee as may be designated by The Depository Trust Company ("DTC"), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities account of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Shares and (C) no action based on any "adverse claim", within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the account of the Underwriter on the records of DTC will have been made pursuant to the UCC.

            (e) The BCP Selling Stockholders represent and warrant that (i) the BCP Selling Stockholders Information contained in the Registration Statement, when it became effective, did not contain, and if the Registration Statement is amended or supplemented, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading and (ii) the BCP Selling Stockholders Information contained in the Time or Sale Prospectus or the Prospectus does not contain and, if the Time of Sale Prospectus is amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph are limited solely to BCP Selling Stockholders Information. The Underwriter and the BCP Selling Stockholders agree that

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      "BCP SELLING STOCKHOLDERS INFORMATION" consists solely of the information with respect to the BCP Selling Stockholders under the caption "Principal and Selling Stockholders" in each of the Time of Sale Prospectus and the Prospectus.

            (f) BACI represents and warrants that (i) the BACI Information contained in the Registration Statement, when it became effective, did not contain, and if the Registration Statement is amended or supplemented, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading and (ii) the BACI Information contained in the Time of Sale Prospectus and the Prospectus does not contain and, if the Prospectus is amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph are limited solely to BACI Information. The Underwriter and BACI agree that "BACI INFORMATION" consists solely of the information with respect to BACI under the caption "Principal and Selling Stockholders" in each of the Time of Sale Prospectus and the Prospectus.

      3. Agreements to Sell and Purchase. Each Selling Stockholder, severally and not jointly, hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties contained in this Agreement, but subject to its terms and conditions, agrees to purchase from such Selling Stockholder at $21.05 a share (the "PURCHASE PRICE") the number of Firm Shares set forth in Schedule I opposite the name of such Selling Shareholder.

      On the basis of the representations and warranties contained in this Agreement, but subject to its terms and conditions, each Selling Stockholder, severally and not jointly, agrees to sell to the Underwriter, and the Underwriter shall have the right to purchase up to the number of Additional Shares set forth in Schedule I hereto at the Purchase Price. You may exercise this right in whole or from time to time in part by giving written notice to the Selling Stockholders and the Company not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriter and the date on which such Additional Shares are to be purchased. If less than all Additional Shares are to be purchased, each Selling Stockholder shall sell the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased by the Underwriter on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Selling Stockholder bears to the total number of Firm Shares. Each purchase date must be at least two (2) business


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days after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an "OPTION CLOSING DATE"), the Underwriter agrees to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) set forth in the exercise notice described above.

      The Company hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 60 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of Shares to be sold hereunder, (B) issuances by the Company of shares of Common Stock (x) upon conversion, redemption, exchange or otherwise pursuant to the terms of the Company's Convertible Perpetual Preferred Stock or
(y) upon the exercise of an option, warrant or a similar security or the conversion of a security outstanding on the date hereof and reflected in the Prospectus, (C) the grants by the Company of options or stock, or the issuance by the Company of stock, under its benefit plans described in the Prospectus,
(D) sales and transfers permitted under the Celanese Americas Retirement Savings Plan, (E) the issuance by the Company of shares of Common Stock in connection with the acquisition of, a joint venture with or a merger with, another company, and the filing of a registration statement with respect thereto; provided that the recipient of such shares agrees in writing with the Underwriter in an agreement in the form substantially identical to Exhibit H hereto, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, grant any option, right or warrant to purchase, lend, or otherwise transfer, directly or indirectly, any such shares or options during such 60-day period without the prior written consent of the Underwriter, (F) transactions by any person other than the Company, relating to shares of Common Stock or other securities acquired in the open market or other transactions after the completion of this offering, or (G) the filing of a registration statement pursuant to the registration rights of any of the Selling Stockholders.

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      4.    Terms of Public Offering. The Company and each Selling Stockholder are advised by you that the Underwriter proposes to make a public offering of the Shares on the terms set forth in the Prospectus as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.

      5. Payment and Delivery. Payment for the Firm Shares shall be made to the Selling Stockholders in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the account of the Underwriter at 10:00 a.m., New York City time, on May 15, 2006, or at such other time on the same or such other date, not later than May 25, 2006, as may be agreed to by you and the Selling Stockholders. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

      Payment for any Additional Shares shall be made to the Selling Stockholders in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the account of the Underwriter at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than June 25, 2006, as may be agreed to by you and the Selling Stockholders.

      The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the account of the Underwriter, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriter duly paid, against payment of the Purchase Price therefor.

      6. Conditions to the Underwriter's Obligations. The obligations of the Underwriter are subject to the following conditions:

            (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                  (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

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                  (ii)  there shall not have occurred any change, or any
            development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

            (b) The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

      The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

            (c) The Underwriter shall have received on the Closing Date a certificate dated the Closing Date and signed by an authorized officer of each Selling Stockholder, to the effect that the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct as of the Closing Date and that such Selling Stockholder has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

            (d) The Underwriter shall have received on the Closing Date (i) an opinion of Simpson Thacher & Bartlett LLP, special outside counsel for the Company and the BCP Selling Stockholders, to the effect set forth in Exhibit A, (ii) an opinion of Walkers, special Cayman Islands counsel for the BCP Selling Stockholders, to the effect set forth in Exhibit B, (iii) an opinion of Curtis S. Shaw, Executive Vice President, General Counsel and Corporate Secretary of the Company, to the effect set forth in Exhibit C, (iv) an opinion of Kirkland & Ellis LLP, special outside counsel for BACI, to the effect set forth in Exhibit D and (v) an opinion of Maples and Calder, special Cayman Islands counsel for BACI to the effect set forth in Exhibit E, each dated the Closing Date.

            (e) The Underwriter shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriter, dated the Closing Date to the effect set forth in Exhibit G.

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            (f)   The Underwriter shall have received, on the Closing Date, a letter dated the date hereof, in form and substance satisfactory to the Underwriter, from each of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprufungsgesellschaft, independent registered public accountants and KPMG LLP, independent registered public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letters shall use a "cut-off date" not earlier than the business day prior to the date hereof.

            (g) The "lock-up" agreements, each substantially in the form of Exhibit H hereto, between you and each of the Selling Stockholders relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

      The obligations of the Underwriter to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the sale of such Additional Shares.

      7. Covenants of the Company. In further consideration of the agreements of the Underwriter herein contained, the Company covenants with the Underwriter as follows:

            (a) To furnish, upon request, to you, without charge, a copy of the signed Registration Statement (including exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the second business day next succeeding the date of this Agreement and during the period mentioned in Sections 7(e) and 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

            (b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

            (c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

            (d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

            (e) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter and counsel for the Company the Prospectus (or in lieu thereof the notice referred to in Rule 173(e) under the Securities Act) is required by law to be delivered in connection with sales by the Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(e) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter and counsel for the Company, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(e) under the Securities
      Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

            (f) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file in any material respect, or if, in the opinion of counsel for the Underwriter and counsel for the Company, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

            (g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

            (h) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering a period of at least 12 months ending December 16, 2006 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

      8. Covenant of the Underwriter. The Underwriter covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

      9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement (except to the extent the Selling Stockholders are obligated to pay or cause to be paid any expenses described below), including: (i) the fees, disbursements and expenses of the counsel to the Company and counsel(s) to the Selling Stockholders and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456
(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter (excluding any transfer or other taxes payable thereon, which shall be paid or caused to be paid by the Selling Stockholders), (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) the costs and charges of any transfer agent, registrar or depositary, (vi) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show, and (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 10 entitled "Indemnity and Contribution" and the last paragraph of Section 12 below, the Underwriter will pay all of its costs and expenses, including fees and disbursements of its counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for the allocation of such expenses among themselves.

      10. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any "issuer information" that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon (i) information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, (ii) BCP Selling Stockholders Information or (iii) BACI Information.

      (b) The Underwriter agrees to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendments or supplements thereto.

      (c) Each BCP Selling Stockholder agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the BCP Selling Stockholders Information included in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (as amended or supplemented if the BCP Selling Stockholders shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission with respect to the BCP Selling Stockholders Information to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The liability of each BCP Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total net proceeds received by such BCP Selling Stockholder under this Agreement.

      (d) BACI agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the BACI Information included in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (as amended or supplemented if BACI shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission with respect to BACI Information to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The liability of BACI under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total net proceeds received by BACI under this Agreement.

      (e) Pursuant to Section 3.2 of Amended and Restated Registration Rights Agreement, dated as of January 26, 2005, by and among the Company and the Selling Stockholders (the "REGISTRATION RIGHTS AGREEMENT"), each Selling Stockholder agrees to indemnify and hold harmless the Company and the Company Indemnified Parties (as such term is defined in the Registration Rights Agreement) as set forth in Article III of the Registration Rights Agreement. The Company and each of the Selling Stockholders acknowledge and agree that the Company has agreed to indemnify and hold harmless the Selling Stockholders and their Related Persons (as such term is defined in the Registration Rights Agreement) as set forth in Article III of the Registration Rights Agreement.

      (f) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b), 10(c) or 10(d) such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter and all persons, if any, who control the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of the Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriter and such control persons and affiliates of the Underwriter, such firm shall be designated in writing by the Underwriter. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the Selling Stockholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

      (g) To the extent the indemnification provided for in Section 10(a), 10(b), 10(c) or 10(d) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(g)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(g)(i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The liability of each Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the total net proceeds received by such Selling Stockholder under this Agreement.

      (h) The Company, the Selling Stockholders and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(g). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

      (i) The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement,
(ii) any investigation made by or on behalf of the Underwriter, any person controlling the Underwriter or any affiliate of the Underwriter, any Selling Stockholder, any person controlling any Selling Stockholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

      11. Termination. The Underwriter may terminate this Agreement by notice given by you to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange or the Nasdaq National Market, (ii) trading of the Common Stock shall have been suspended on the New York Stock Exchange,
(iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

      12. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

      If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company or any of the Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any of the Selling Stockholders shall be unable to perform its obligations under this Agreement, the Company, in the case of any failure, refusal or inability to perform on the part of the Company, or such Selling Stockholder(s), in the case of any failure, refusal or inability to perform on the part of such Selling Stockholder(s), will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

      13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      14. Applicable Law; Submission to Jurisdiction; Appointment of Agent for Service of Process.

      (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

      (b) Each of the Selling Stockholders irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the

Registration Statement or the offering of the Shares. Each of the Selling Stockholders irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that any Selling Stockholder has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each Selling Stockholder irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

      (c) Each of the Selling Stockholders hereby irrevocably appoints National Registered Agents, Inc., with offices at 875 Avenue of the Americas, Suite 501, New York, New York 10001 as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. Each of the Selling Stockholders waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Selling Stockholder represents and warrants that such agent has agreed to act as such Selling Stockholder's agent for service of process, and such Selling Stockholder agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

      15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

      16. Entire Agreement; No Effect on Other Agreements. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, with respect to the preparation of the Prospectus, the conduct of the offering, and the purchase and sale of the Shares. The provisions of this Agreement shall not supersede, amend, terminate or otherwise affect any agreement among the Company and the Selling Stockholders.

      17. No Fiduciary Duty. Each of the Company and Selling Stockholders acknowledges that in connection with the offering of the Shares: (i) the Underwriter has acted at arms length, is not an agent of, and owes no fiduciary duties to, the Company, the Selling Stockholders or any other person, (ii) the Underwriter owes the Company and the Selling Stockholders only those duties and obligations set forth in this Agreement and (iii) the Underwriter may have interests that differ from those of the Company and the Selling Stockholders. Each of the Company and the Selling Stockholders waives to the full extent permitted by applicable law any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

      18. Notices. All communications under this Agreement shall be in writing and effective only on receipt, and, if sent to the Underwriter, shall be mailed, delivered or telefaxed to Goldman, Sachs & Co., One New York Plaza, New York, NY 10004 , attention: Control Room, with a copy to Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017, fax no. (212) 450-3800, attention: Richard
D. Truesdell, Jr.; if sent to the Company, shall be mailed, delivered or telefaxed to Celanese Corporation, 1601 W. LBJ Freeway, Dallas, Texas 75234, fax no. (972) 443-4461, attention: General Counsel, with a copy to Simpson, Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, fax no. (212) 455-2502, attention: Edward P. Tolley III. and to Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, NY 10166, fax no. (212) 351-4035. attention: Dennis
J. Freidman; or if sent to the Selling Stockholders, shall be mailed, delivered or telefaxed to Blackstone Capital Partners (Cayman) Ltd. 1, Blackstone Capital Partners (Cayman) Ltd. 2 or Blackstone Capital Partners (Cayman) Ltd. 3, as the case may be, c/o Walkers, P.O. Box 265 GT., Mary Street, George Town, Grand Cayman, Cayman Islands, attention: Jonathan Culshaw, with a copy to Simpson, Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, fax no. (212) 455-2502, attention: Edward P. Tolley III or to BA Capital Investors Sidecar Fund, L.P., c/o Banc of America Capital Investors, L.P., Banc of America Corporate Center, 100 North Tryon Street, 25th Floor, Charlotte, NC 28255, fax no. (704) 386-6432attention: J. Travis Hain, with a copy to Kirkland & Ellis LLP, 200 East Randolph Drive, Chicago, IL 60601, fax no. (312) 861-2200, attention: Margaret A. Gibson, P.C.

                            [Signature pages follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement in the space provided below.

                                 Very truly yours,

                                 CELANESE CORPORATION

                                 By:    /s/ Curtis S. Shaw
                                        ----------------------------------------
                                        Name:   Curtis S. Shaw
                                        Title:  Executive Vice President,
                                                General Counsel and Corporate
                                                Secretary


                                 Blackstone Capital Partners (Cayman) Ltd. 1

                                 By:    /s/ Benjamin Jenkins
                                        ----------------------------------------
                                        Name:   Benjamin Jenkins
                                        Title:


                                 Blackstone Capital Partners (Cayman) Ltd. 2


                                 By:    /s/ Benjamin Jenkins
                                        ----------------------------------------
                                        Name:   Benjamin Jenkins
                                        Title:


                                 Blackstone Capital Partners (Cayman) Ltd. 3


                                 By:    /s/ Benjamin Jenkins
                                        ----------------------------------------
                                        Name:   Benjamin Jenkins
                                        Title:

                                 BA Capital Investors Sidecar Fund, L.P.

                                 By: BA Capital Management Sidecar, L.P., its
                                 General Partner

                                 By: BACM I Sidecar GP Limited, its General
                                 Partner

                                 By:     /s/ Ann H. Browning
                                         ---------------------------------------
                                         Name:   Ann H. Browning
                                         Title:  Director

           Accepted as of the date hereof


            /s/ Goldman, Sachs & Co.
            ------------------------------------------
                (Goldman, Sachs & Co.)

                                                                      SCHEDULE I

                                                                                           NUMBER OF
                                                                     NUMBER OF FIRM        ADDITIONAL
                    SELLING STOCKHOLDER                                   SHARES              SHARES
                    -------------------                                   ------              ------
Blackstone Capital Partners (Cayman) Ltd. 1.................           20,093,168          3,013,975

Blackstone Capital Partners (Cayman) Ltd. 2.................            1,393,519            209,028

Blackstone Capital Partners (Cayman) Ltd. 3.................           10,924,556          1,638,683

BA Capital Investors Sidecar Fund, L.P. ....................            2,588,757            388,314
                                                                       ----------          ---------
         Total:.............................................           35,000,000          5,250,000
                                                                       ==========          =========

                                                                     SCHEDULE II

                                                                       EXHIBIT A

               [FORM OF OPINION OF SIMPSON THACHER & BARTLETT LLP]

                                                                       EXHIBIT B

                          [FORM OF OPINION OF WALKERS]

                                                                       EXHIBIT C

        [FORM OF OPINION OF EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND
                      CORPORATE SECRETARY OF THE COMPANY]

                                                                       EXHIBIT D

                    [FORM OF OPINION OF KIRKLAND & ELLIS LLP]

                                                                       EXHIBIT E

                     [FORM OF OPINION OF MAPLES AND CALDER]

                                                                       EXHIBIT F

                      [FORM OF OPINION OF BAKER & MCKENZIE]

                                                                       EXHIBIT G

                   [FORM OF OPINION OF DAVIS POLK & WARDWELL]

                                                                       EXHIBIT H

                            FORM OF LOCK-UP AGREEMENT

                                                                     May 9, 2006

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004


Dear Sirs and Mesdames:

         The undersigned understands that Goldman, Sachs & Co. (the "Underwriter") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with Celanese Corporation, a Delaware corporation (the "Company" and certain stockholders of the Company (the "Selling Stockholders"), providing for the public offering (the "Public Offering") by the Underwriter of shares (the "Common Shares") of the Series A Common Stock, par value $.0001 per share of the Company (the "Common Stock") to be sold by the Selling Stockholders identified in the Underwriting Agreement.

         To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the Selling Stockholders, provided that the recipients of such Common Stock agree to be bound by the restrictions described in this Lock-Up Agreement for the remainder of the 60-day period or (B) transactions by any person other than the Company relating to shares of Common Stock acquired in open market transactions after the completion of this offering. In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 60 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock; provided that, if the undersigned is a party to the Amended and Restated Registration Rights Agreement, dated as of January 26, 2005, by and among Blackstone Capital Partners (Cayman) Ltd. 1 et al., the undersigned may issue to the Company a notice of demand pursuant thereto so long as no registration statement is filed during such 60-day period. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

         The undersigned understands that the Company and the Underwriter are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

                                            Very truly yours,



                                            ------------------------
                                            [Name]
                                            [Address]